UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               AMENDMENT NO. 2 TO
                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): August 8, 2005 (July 5, 2005)

                        COMPOSITE TECHNOLOGY CORPORATION


             (Exact name of registrant as specified in its charter)


            Nevada                     000-10999                  59-2025386
            ------                     ----------                 ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


                                2026 McGaw Avenue
                                Irvine, CA 92614
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (949) 428-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 5, 2005, Composite Technology Corporation ("Registrant") and General Cable Corporation ("GCC") entered into an Exclusive Brokerage and Risk Management Agreement (the "Agreement") with Brakke Schafnitz Insurance Brokers, Laguna Niguel, California ("Brakke") to secure (1) an insured Original Equipment Manufacturer Warranty, and (2) an insured Extended Warranty Program for utility purchasers of OEM ACCC conductor. The Agreement provides that Brakke shall procure and manage a three-year parts and labor OEM warranty program for North American (US and Canada) conductor sales, and an insured extended warranty program offering utility clients the opportunity to extend their warranty an additional two, four or seven years. The initial term of this Agreement is three years on the OEM warranty program and five years on the optional extended warranty program. The Agreement automatically renews for one-year terms unless terminated by either party upon 90 day prior notice. The OEM premium rates vary by cable size but are approximately 4% of the selling price of ACCC conductor cable.

The insurance company selected by Brakke to underwrite the warranty programs is General Fidelity Insurance Company, a wholly owned subsidiary of Bank of America. Fred A. Morton & Company, Denver Colorado coordinated the development of the warranty programs in conjunction with Zizian-Reilich LLC, a warranty development consulting firm, San Clemente California. SAFE LLC, Phoenix, Arizona has been selected as the Third Party Administrator for the warranty programs.

Under the terms of the Agreement, each customer who purchases our cable in the U.S. or Canada receives a three- year OEM warranty from third party insurance company free of charge to them. The Agreement provides that the Registrant and GCC, whichever is deemed the OEM on the purchase, are responsible for paying a deductible of $20,000 per warranty claim only in the first year of the three-year OEM warranty period. The Registrant and GCC also have agreed to provide replacement ACCC conductor to the third-party administration or insurance company for claims settlement purposes pursuant to the terms of the Agreement. Each such customer also has the opportunity to extend their warranty to a 5, 7, or 10-year period inclusive of the three-year OEM warranty period at their own cost, at point of sale, for the incremental premium cost over the three-year warranty from the third-party insurance company. We do not retain liability for this warranty coverage, which is provided by a third-party insurance company, except for the $20,000 deductible per warranty claim under the Agreement.

Due to the relatively new technology that we provide to the electrical utilities market and the conservative nature of this market, our management believes that utility engineers and managers need a warranty of our ACCC product before they would consider purchasing it. At this time, we are offering a warranty provided by a third-party insurance company for our product in the U.S. and Canada.

On July 11, 2005, the Registrant issued a press release relating to the foregoing. A copy of the release is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number Exhibit Title or Description

      10.1* Exclusive Broker of Record and Warranty Risk Management Services
            Agreement between Brakke Schafnitz Insurance Brokers, Inc., Composite Technology Corporation and General Cable Corporation, dated July 5, 2005.

      99.1* Press release of Composite Technology Corporation dated July 11,
            2005


*Previously filed.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        COMPOSITE TECHNOLOGY CORPORATION
                                  (Registrant)


Date: August 8, 2005                  By:  /s/ Benton H Wilcoxon
                                         -----------------------
                                         Chief Executive Officer


                                  Exhibit Index

Exhibit
Number                    Exhibit Title or Description

10.1* Exclusive Broker of Record and Warranty Risk Management Services Agreement between Brakke Schafnitz Insurance Brokers, Inc., Composite Technology Corporation and General Cable Corporation, dated July 5, 2005.

99.1* Press release of Composite Technology Corporation dated July 11, 2005


* Previously filed.